Exhibit 99

One East Main Street

Post Office Box 456

Smithtown, New York 11787-2823

direct dial: 631-360-9398

direct fax: 631-360-9364

PRESS RELEASE

Release Date: May 5, 2004

Contact: Ms. Judith Barber	News Contact:	Peter Hamilton
Corporate Secretary		Rubenstein Associates
(work) 212-843-8015
(home) 631-928-8437
(cell) 516-375-6434

BANK OF SMITHTOWN ANNOUNCES

NEW CORPORATE HEADQUARTERS

AT TRITEC OFFICE SITE

Smithtown, NY, May 5, 2004 - Bank of Smithtown and TRITEC Real Estate Company jointly announced Bank of Smithtown’s intention to locate its new corporate headquarters and operations center at TRITEC’s recently developed office complex located at 100 Motor Parkway in Hauppauge.

Bradley Rock, Chairman, President & Chief Executive Officer of Bank of Smithtown explained: “For quite a few years now, our company has been growing very rapidly, more than tripling in size during the last six years. Meanwhile, our back office people and executive team are spread among three buildings in Smithtown and Hauppauge, with the last additions of space in our main building having been done more than 50 years ago. Frankly, we’ve started to ‘bulge at the seams’ for space in the back office.”

Mr. Rock added: “About half of our back office people and all of our technology operations have been located in Hauppauge for the past 15 years. In relocating everyone to a single building, it was important to us to stay in the Town of Smithtown, but we also needed to find a building large enough to accommodate considerable growth in the future.” At the bank’s current pace of growth, it will have more than $1 billion in assets within three years. The TRITEC building at 100 Motor Parkway contains more than 223,000 square feet, with a second, similar building planned for the site in the future. The site is located in the southwestern section of the Town of Smithtown, just north of the Long Island Expressway and just east of the Sunken Meadow Parkway.

Commenting further upon the bank’s selection of the TRITEC building, Mr. Rock said: “Everything about the TRITEC building at 100 Motor Parkway is first-class. We felt that it was exactly the right kind of place for us to locate our corporate headquarters as we continue to grow. We also felt that this site will give us the kind of increased visibility for our customers and investors consistent with our recent move to NASDAQ.” Bank of

Smithtown’s holding company, Smithtown Bancorp, is a publicly-traded company that began its listing on NASDAQ on April 5th. During Mr. Rock’s tenure as chief executive, the company’s stock has increased in value by more than 2000%. Last year, USA Today ranked the company among its “Top Ten” aggressive stock picks, and U.S. Banker magazine and SNL Securities have, at various times, ranked Bank of Smithtown as the #1 community bank its size in the nation.

Jim Coughlan, a principal of TRITEC Real Estate Company, said: “We are delighted to have Bank of Smithtown, with its reputation for success, choose to locate its corporate headquarters at 100 Motor Parkway. We think that their presence will enhance the desirability of the building, and marks the beginning of a long-term relationship that will be good for both of our companies.”

TRITEC also joined the bank in announcing that Bank of Smithtown will open a branch on the ground floor of the building just off the atrium lobby. The branch will be approximately 3,500 square feet in size, and will feature the innovative design for which Bank of Smithtown has received much local and national attention. The new branches have no teller counters and no teller lines. Service is delivered by “universal bankers” in comfortable settings, with customer information provided on plasma screens and computer monitors.

Mr. Rock noted: “The 100 Motor Parkway building is located at the southwest gateway into the second largest commercial/industrial area in the country. This branch location will provide us with an excellent opportunity to expand our small business customer base in the Hauppauge area.” The Hauppauge commercial/industrial area has been developed over a 30+ year time period by various real estate development companies. Within the developed parks and the surrounding areas, there is more than 15 million square feet of building area. Bank of Smithtown has had a branch office in Hauppauge for more than 40 years, but that branch is located in the northeastern section of Hauppauge on Route 111 near Hauppauge High School. Mr. Rock said that the bank owns that site and presently intends to continue to maintain a branch at that location.

Mr. Rock further added that Bank of Smithtown will continue to operate its main banking office at One East Main Street in Smithtown with virtually no visible change for customers. The bank opened its doors on Main Street in 1910, and has operated at the One East Main Street location since 1924. “Our main office has been very successful at that location for 80 years now, with more deposits there than any other office.” He said that all of the same customer activities would continue on the main floor of the One East Main Street building, with the training activities for all of the bank’s branch personnel continuing to be conducted on the second floor. The Bank’s Trust Department and Investment Division will continue to be operated at 17 Bank Avenue, which is directly behind the Main Street building. “Eventually, when all of the back office personnel have moved out of the Main Street building, we should be able to expand the first floor customer area to include space that was available for customer service prior to 1996.”

The bank’s opening of its new headquarters and the new branch at 100 Motor Parkway is expected to happen in approximately six months, during October. The architectural firm of Mojo-Stumer Associates has been retained by the bank to design the new headquarters and the new branch. The firm designed all three of the bank’s previously-opened

“new design” branches, with three others currently in various stages of development, excluding the 100 Motor Parkway location. Mojo-Stumer was also involved, together with the Baldassano Architectural Group, in the design of the 100 Motor Parkway building for TRITEC Real Estate Company. The broker for the Bank of Smithtown lease transaction was Ray Ruiz, First Vice President of CB Richard Ellis of Woodbury.

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Forward-Looking Statements

This release and other written materials and statements management may make, may contain forward-looking statements regarding the Company’s prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of said safe harbor provisions.

Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are sometimes identified by use of the words “plan”, “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project”, or other similar expressions. The Company’s ability to predict results or the actual effects of its plans and strategies is inherently uncertain. Accordingly actual results may differ materially from anticipated results.

Factors that could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, a change in economic conditions; changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; and other economic competitive, governmental, regulatory, geopolitical, and technological factors affecting the Company’s operations, pricing and services.

Investors are cautioned not to place undue reliance on forward-looking statements as a prediction of actual results. Except as required by applicable law or regulation, the Company undertakes no obligation to republish or revise forward-looking statements to reflect events or circumstances after the date the statements were made or to reflect the occurrences of unanticipated results. Investors are advised, however, to consult any further disclosures the Company makes on related subjects in our reports to the Securities and Exchange Commission.